--------------------------------------------------------------------------------
                      CHASE MANHATTAN AUTO OWNER TRUST
                                SERIES 1997-A
                       STATEMENT TO CERTIFICATEHOLDERS
================================================================================

        PERIOD 26                                                      PAGE # 1
DETERMINATION: 10-May-99                                       Beginning 4/1/99
 DISTRIBUTION: 17-May-99                                         Ending 4/30/99
         TIME: 6/8/99 18:23

               CLASS A-1 5.545% MONEY MARKET ASSET BACKED NOTES
               CLASS A-2 5.950% ASSET BACKED NOTES
               CLASS A-3 6.250% ASSET BACKED NOTES
               CLASS A-4 6.400% ASSET BACKED NOTES
               CLASS A-5 6.500% ASSET BACKED NOTES
               CLASS B-1 6.650% ASSET BACKED CERTIFICATES

                         ORIG PRINCIPAL     BEG PRINCIPAL      PRINCIPAL          INTEREST          TOTAL         END PRINCIPAL
       CLASS                BALANCE           BALANCE         DISTRIBUTION       DISTRIBUTION    DISTRIBUTION        BALANCE
--------------------------------------------------------------------------------------------------------------------------------

     A-1 Notes          $250,000,000.00             $0.00             $0.00           $0.00            $0.00              $0.00

     A-2 Notes          $365,000,000.00             $0.00             $0.00           $0.00            $0.00              $0.00

     A-3 Notes          $270,000,000.00   $147,076,672.92    $22,778,234.50     $766,024.34   $23,544,258.84    $124,298,438.42

     A-4 Notes          $165,000,000.00   $165,000,000.00             $0.00     $880,000.00      $880,000.00    $165,000,000.00

     A-5 Notes           $85,500,000.00    $85,500,000.00             $0.00     $463,125.00      $463,125.00     $85,500,000.00
--------------------------------------------------------------------------------------------------------------------------------
    NOTE TOTALS       $1,135,500,000.00   $397,576,672.92    $22,778,234.50   $2,109,149.34   $24,887,383.84    $374,798,438.42
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
        B-1              $35,153,718.13    $35,153,718.13             $0.00     $194,810.19      $194,810.19     $35,153,718.13
--------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS       $35,153,718.13    $35,153,718.13             $0.00     $194,810.19      $194,810.19     $35,153,718.13
--------------------------------------------------------------------------------------------------------------------------------
      TOTALS          $1,170,653,718.13   $432,730,391.05    $22,778,234.50   $2,303,959.53   $25,082,194.03    $409,952,156.55
--------------------------------------------------------------------------------------------------------------------------------



                        FACTOR INFORMATION PER $1,000


                                    PRINCIPAL               INTEREST             END PRINCIPAL
           CLASS                  DISTRIBUTION            DISTRIBUTION              BALANCE
----------------------------------------------------------------------------------------------------

            A-1                            0.00000000            0.00000000              0.00000000
                            ------------------------------------------------------------------------
            A-2                            0.00000000            0.00000000              0.00000000
                            ------------------------------------------------------------------------
            A-3                           84.36383148            2.83712719            460.36458674
                            ------------------------------------------------------------------------
            A-4                            0.00000000            5.33333333          1,000.00000000
                            ------------------------------------------------------------------------
            A-5                            0.00000000            5.41666667          1,000.00000000
                            ------------------------------------------------------------------------
       Notes Totals                       20.06009203            1.85746309            330.07348166
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
            B-1                            0.00000000            5.54166672          1,000.00000000
----------------------------------------------------------------------------------------------------
    Certificate Totals                     0.00000000            5.54166672          1,000.00000000
----------------------------------------------------------------------------------------------------
          TOTALS                          19.45770483            1.96809654            350.19079528
----------------------------------------------------------------------------------------------------





                    IF THERE ARE ANY QUESTIONS OR COMMENTS,
                PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW


                                                KIM COSTA
                                                THE CHASE MANHATTAN BANK - ASPG
                                                450 WEST 33RD STREET, 15TH FLOOR
                                                NEW YORK, NEW YORK 10001
                                                (212) 946-3247



(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO OWNER TRUST
                                 SERIES 1997-A
                        STATEMENT TO CERTIFICATEHOLDERS
================================================================================

        PERIOD 26                                                   PAGE     # 2
DETERMINATION: 10-May-99                                        Beginning 4/1/99
 DISTRIBUTION: 17-May-99                                          Ending 4/30/99
         TIME: 6/8/99 18:23



                                                                                                                     per $1000
                                                                                                                     ---------

Section 5.8 (iii)   Servicing Fee                                                              $360,608.66          0.30804042

Section 5.8 (iv)    Administration Fee                                                           $1,000.00          0.00085422

Section 5.8 (vi)    Pool Balance at the end of the Collection Period                       $409,952,156.55

Section 5.8 (vii)   Repurchase Amounts for Repurchased Receivable
                                             By Seller                                               $0.00
                                             By Servicer                                        $97,399.06
                                             TOTAL                                              $97,399.06

Section 5.8 (viii)  Realized Net Losses for Collection Period                                  $206,822.90

Section 5.8 (ix)    Reserve Account Balance after Disbursement                              $12,298,564.70

Section 5.8 (x)     Specified Reserve Account Balance                                       $12,298,564.70

Section 5.8 (xi)    Total Distribution Amount                                               $25,939,812.41

                                             Servicing Fee                                     $360,608.66
                                             Administrative Fee                                  $1,000.00
                                             Noteholders' Distribution Amount               $24,887,383.84
                                             Certificateholders' Distribution Amount          $ 194,810.19
                                             Deposit to Reserve Account                        $496,009.72




Section 5.8 (xii)   Noteholders' Distributable Amount

                   -----------------------------------------------------------------------------------------------------
                                                                                 Prin (per    Int (per       Total (per
                   Class      Principal            Interest       Total          $1000/orig) $1000/orig)     $1000/orig)
                   -----------------------------------------------------------------------------------------------------
                     A-1             $0.00             $0.00           $0.00     0.00000000  0.00000000      0.00000000
                     A-2             $0.00             $0.00           $0.00     0.00000000  0.00000000      0.00000000
                     A-3    $22,778,234.50       $766,024.34  $23,544,258.84    84.36383148  2.83712719     87.20095867
                     A-4             $0.00       $880,000.00     $880,000.00     0.00000000  5.33333333      5.33333333
                     A-5             $0.00       $463,125.00     $463,125.00     0.00000000  5.41666667      5.41666667
                    ----------------------------------------------------------------------------------------------------
                    Total   $22,778,234.50     $2,109,149.34  $24,887,383.84    20.06009203  1.85746309     21.91755512
                    ----------------------------------------------------------------------------------------------------


Section 5.8 (xiii)  Certificateholders' Distributable Amount

                   -----------------------------------------------------------------------------------------------------
                                                                                 Prin (per    Int (per       Total (per
                   Class      Principal            Interest       Total         $1000/orig)   $1000/orig)     $1000/orig)
                   -----------------------------------------------------------------------------------------------------
                    --------------------------------------------------------------------------------------------------
                     B-1          $0.00        $194,810.19     $194,810.19     0.00000000    5.54166672     5.54166672
                    --------------------------------------------------------------------------------------------------
                    Total         $0.00        $194,810.19     $194,810.19     0.00000000    5.54166672     5.54166672
                    --------------------------------------------------------------------------------------------------




Section 5.8 (xiv)   Reserve Fund Transfer Amount               $496,009.72



(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------